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                                     BY-LAWS

                                       OF

                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

                                    ARTICLE I

                                     OFFICES

SECTION 1. PRINCIPAL OFFICE

     The principal office of the Corporation shall be determined by the Board of Directors in its sole discretion.

SECTION 2. ADDITIONAL OFFICES

     The Corporation may also have offices and places of business at such other places, within or without the State of New York, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

SECTION 1. ANNUAL MEETING

     The annual meeting of shareholders shall be held within five months after the close of each year on such date as the Board of Directors shall determine, or on such other date as the Board of Directors shall determine, and the shareholders shall then elect a Board of Directors and transact such other business as may properly be brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by, at the direction of or upon authority granted by the Board of Directors, (b) otherwise brought before the meeting by, at the direction of or upon authority granted by the Board of Directors, or (c) subject to Article II, Section 10 hereof, otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that, in the event that less than 70 days' notice of the date of the meeting is given to shareholders and public disclosure of the meeting date, pursuant to a press release, is either not made or is made less than 70 days prior to the meeting date, then notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of (a)





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the day on which such notice of the date of the annual meeting was mailed to shareholders or (b) the day on which any such public disclosure was made.

     A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the By-Laws to the contrary, but subject to Article II, Section 10 hereof, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1, and, if he should so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

SECTION 2. TIME AND PLACE

     The annual meeting of the shareholders of the Corporation and all special meetings of shareholders may be held at such time and place within or without the State of New York as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 3. NOTICE OF ANNUAL MEETING

     Written notice of the place, date and hour of the annual meeting of shareholders shall be given personally or by mail to each shareholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days prior to the meeting.

SECTION 4. SPECIAL MEETINGS

     Special meetings of the shareholders, for any purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the President, Chairman of the Board or any Director of the Corporation. Such request shall state the purpose or purposes of the proposed meetings.

SECTION 5. NOTICE OF SPECIAL MEETING

     Written notice of a special meeting of shareholders stating the place, date and hour of the meeting, the purpose or purposes for which the meeting is called, and by or at whose direction it is being issued, shall be given personally or by mail to each shareholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days prior to the meeting.

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SECTION 6. QUORUM

     Except as otherwise provided by the Certificate of Incorporation, the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the shareholders. If a quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time until a quorum shall be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 7. VOTING

          (a) At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided in the Certificate of Incorporation, each shareholder shall have one (1) vote for each share of stock having voting power which is registered in his name on the books of the Corporation.

          (b) Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, all elections of Directors shall be decided by a plurality of the votes cast and all other matters shall be decided by a majority of the votes cast.

          (c) At each meeting of the shareholders, the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by one
     (1) or more inspectors. Such inspector(s) shall be appointed by the Board of Directors or the chairman of the meeting. If, for any reason, any inspector(s) appointed shall fail to attend or refuse or be unable to serve, inspectors in place of any so failing to attend or refusing or unable to serve shall be appointed in like manner. Such inspector(s), before entering upon the discharge of his/their duties, shall be sworn faithfully to execute the duties of inspector(s) at such meeting with strict impartiality and according to the best of his/their ability, and the oath so taken shall be subscribed by him/them.

SECTION 8. PROXIES

     A proxy, to be valid, shall be executed in writing by the shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven
(11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is permitted by law.

SECTION 9. CONSENTS

     Unless otherwise provided by the Certificate of Incorporation or by applicable New

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York law, any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

SECTION 10. NOTICE AND QUALIFICATION OF SHAREHOLDER NOMINEES TO BOARD

     Only persons who are nominated in accordance with the procedures set forth in this Section 10 shall be qualified for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the procedures set forth in this
Section 10. In order for persons nominated to the Board of Directors, other than those persons nominated by or at the direction of the Board of Directors, to be qualified to serve on the Board of Directors, such nomination shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting, provided, however, that, in the event that less than 70 days' notice of the date of the meeting is given to shareholders and public disclosure of the meeting date, pursuant to a press release, is either not made or is made less than 70 days prior to the meeting date, then notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which such notice of the date of the meeting was mailed to shareholders or (b) the day on which such public disclosure was made.

     A shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election or re-selection as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended from time to time (including, without limitation, such documentation as is required by Regulation 14A to confirm that such person is a bona fide nominee); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be qualified for election as a Director of the Corporation unless nominated in accordance with the procedures set

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forth in this Section 10. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with procedures prescribed by the By-Laws, and, if he should so determine, he shall so declare to the meeting, and the defective nomination shall be disregarded.

                                   ARTICLE III

                                    DIRECTORS

SECTION 1. NUMBER; TENURE

          (a) The number of Directors constituting the entire Board of Directors shall be fixed from time to time by resolution of the Board.

          (b) Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3 of this Article III, and each Director shall be elected to serve until his successor has been elected and has qualified.

SECTION 2. RESIGNATION; REMOVAL

     Any Director may resign at any time. The Board of Directors may remove a Director for cause. Any or all of the Directors may be removed with or without cause by a vote of the shareholders.

SECTION 3. VACANCIES

     If any vacancies occur in the Board of Directors by reason of the death, resignation, retirement, disqualification or removal from office of any Director with or without cause or if any new directorships are created, the Directors then in office may choose successors, or fill the newly created directorships, and the Directors so chosen shall hold office until the next annual meeting of the shareholders and until their successors shall be duly elected and qualified, unless sooner displaced.

SECTION 4. EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee and other committees, each consisting of one or more Directors, which committees shall serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent member or members of such committee. The Board of Directors, by resolution adopted by a majority of the entire Board, may remove a member of any such committee with or without cause. To the extent provided in said resolution and to the extent permitted by the laws of the State of New York, each such committee shall have and may exercise

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the powers of the Board of Directors. Each of such committees shall keep regular minutes of its proceedings and shall report thereon to the Board from time to time as required.

                                   ARTICLE IV

                              MEETINGS OF THE BOARD

SECTION 1. PLACE

     The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of New York.

SECTION 2. REGULAR MEETINGS

     Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

SECTION 3. SPECIAL MEETINGS

     Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President on twenty-four (24) hours notice to each Director, either personally, by telegram, by telecopier or by telephone.

SECTION 4. QUORUM

     At all meetings of the Board of Directors, a majority of the Directors then in office, shall be necessary to constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the Directors present thereat may adjourn the meeting from time to time until a quorum shall be present. Twenty-four (24) hours notice of any such adjournment shall be given, either personally, by telegram, by telecopier or by telephone to each Director who was not present and, unless announced at the meeting, to the other Directors.

SECTION 5. ACTION OF THE BOARD

     Unless otherwise required by law, the vote of a majority of the Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

SECTION 6. PARTICIPATION IN MEETING BY ELECTRONIC MEANS

     Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communication equipment allowing all persons participating in such meeting

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to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

SECTION 7. ACTION IN LIEU OF MEETING

     Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

SECTION 8. COMPENSATION

     Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed fee and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 9. INTERESTED DIRECTORS

     No contract or other transaction between this Corporation and any other Corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are disclosed or made known to the Board of Directors. Any director, personally and individually, may be a party to or may be interested in any contract or transition of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such a meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

                                    ARTICLE V

                                     NOTICES

SECTION 1. FORM; DELIVERY

     Notices to Directors and shareholders shall be in writing (except as provided herein)

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and may be delivered personally or by mail or, with respect to Directors only, by telegram, telecopier or telephone. Such notice is deemed to be given, if by mail, when deposited in the United States mail with postage thereon prepaid and, if by telegram, when ordered or, if a delayed delivery is ordered, as of such delayed delivery time and, if by telecopier, when transmitted and directed to Directors at their addresses as they appear on the records of the Corporation.

SECTION 2. WAIVER

     Whenever a notice is required to be given by any statute, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the tune stated therein, shall be deemed equivalent to such notice. In addition, any shareholder attending a meeting of shareholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him, and any Director attending a meeting of the Board of Directors or committee thereof without protesting prior to the meeting or at its commencement such lack of notice shall be conclusively deemed to have waived notice of such meeting.

                                   ARTICLE VI

                                    OFFICERS

SECTION 1. OFFICERS

     The officers of the Corporation shall be a President, a Vice-President, a Secretary, a Treasurer, and such other officers as may be determined by the Board of Directors, including a Chairman of the Board, a Vice-Chairman of the Board and additional Vice-Presidents.

SECTION 2. AUTHORITY AND DUTIES

     All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, by the Board of Directors.

SECTION 3. TERM OF OFFICE: REMOVAL

     All officers shall be elected by the Board of Directors and shall hold office for such time as may be prescribed by the Board. Any officer or agent elected or appointed by the Board may be removed with or without cause at any time by the Board.

SECTION 4. VACANCIES

     If an office becomes vacant for any reason, the Board of Directors may fill the vacancy. Any officer so appointed or elected by the Board shall serve only until the unexpired term

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of his predecessor shall have expired unless re-elected by the Board.

SECTION 5. THE CHAIRMAN OF THE BOARD

     The Chairman of the Board of Directors, if elected, shall preside at all meetings of the Board of Directors and shareholders; he shall be ex-officio a member of all standing committees and shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 6. THE VICE CHAIRMAN OF THE BOARD

     The Vice-Chairman of the Board of Directors shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board, and shall generally assist the Chairman of the Board and perform such other duties as the Board or the Chairman of the Board shall prescribe.

SECTION 7. THE PRESIDENT

     The President shall be the Chief Operating Officer of the Corporation; he shall have general and active management and control of the day-to-day business and affairs of the Corporation, subject to the control of the Board of Directors, and shall see that all orders and resolutions of the Board are carried into effect.

SECTION 8. THE VICE-PRESIDENT

     The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The Board of Directors shall determine the duties and powers of the Executive Vice-President and the Senior Vice-President.

SECTION 9. THE SECRETARY

     The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board or the President, under whose supervision he shall act. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Treasurer or Assistant Secretary. He shall keep in safe custody the certificate books and

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shareholder records and such other books and records as the Board may direct and shall perform all other duties incident to the office of the Secretary.

SECTION 10. THE ASSISTANT SECRETARY

     During the absence or disability of the Secretary, any Assistant Secretary, or if there be more than one, the one so designated by the Secretary or by the Board of Directors, shall have all the powers and functions of the Secretary.

SECTION 11. THE TREASURER

     The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts or receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render the Directors, at the regular meeting of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

SECTION 12. THE ASSISTANT TREASURER

     During the absence or disability of the Treasurer, any Assistant Treasurer, of if there be more than one, the one so designated by the Treasurer or by the Board of Directors, shall have all the powers and functions of the Treasurer.

SECTION 13. BONDS

     In case the Board of Directors shall so require, any officer or agent of the Corporation shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                                   ARTICLE VII

                               SHARE CERTIFICATES

SECTION 1. FORM; SIGNATURE

     The certificates for shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in books of

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the Corporation as they are issued. Each certificate the registered holders name and the number and class of shares, and shall be signed by the Chairman of the Board, the President or a Vice-President and by the Treasurer or the Assistant Treasurer or the Secretary or an Assistant Secretary, and shall bear the seal of the Corporation or a facsimile thereof. Where any such certificate is counter-signed by a transfer agent or registered by a registrar, the signature of any such officer may be a facsimile signature. In case any officer who signed or whose facsimile signature or signatures was placed on any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue.

SECTION 2. LOST CERTIFICATES

     The Board of Directors may direct a new share certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

SECTION 3. REGISTRATION OF TRANSFER

     Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 4. REGISTERED SHAREHOLDERS

     Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be found to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof.

SECTION 5. RECORD DATE

     For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action

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affecting the interest of shareholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

     In each such case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be enticed to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend or such allotment or rights, or otherwise to be recognized as shareholders for the related purpose, notwithstanding any registration or transfer of shares on the books of the Corporation after any such record date so fixed.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

SECTION 1. FISCAL YEAR

     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SECTION 2. DIVIDENDS

     Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, in shares of the capital stock or any combination thereof, subject to the provisions of the laws of the State of New York.

SECTION 3. RESERVES

     Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board shall deem conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

SECTION 4. CHECKS

     All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

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SECTION 5. SEAL

     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words 'Corporate Seal -- New York'. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                   ARTICLE IX

                                 INDEMNIFICATION

SECTION 1. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

     Any person made, or threatened to be made a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, to the fullest extent permitted by the laws of State of New York.

SECTION 2. ACTION OR PROCEEDING OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION

     Any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any Director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a Director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, shall be indemnified by the Corporation against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, to the fullest extent permitted by the laws of the State of New York.

SECTION 3. OPINION OF COUNSEL

     In taking any action or making any determination pursuant to this Article, the Board of Directors and each Director, officer or employee, whether or not interested in any such action or determination, may rely upon an opinion of counsel selected by the Board.

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SECTION 4. OTHER INDEMNIFICATION; LIMITATION

     The Corporation's obligation under this Article shall not be exclusive or in limitation of, but shall be in addition to, any other rights to which any such person may be entitled by (i) a resolution of shareholders, (ii) a resolution of Directors or (iii) an agreement providing for such indemnification. All of the provisions of this Article IX of the By-Laws shall be valid only to the extent permitted by the Certificate of Incorporation and the laws of the State of New York.

                                    ARTICLE X

                                   AMENDMENTS

SECTION 1. POWER TO AMEND

     These By-Laws shall be subject to amendment or repeal, and additional By-Laws may be adopted, either by the Board of Directors at any regular or special meeting of the Board or by written consent in lieu of a meeting, or by the shareholders at any regular or special meeting of the shareholders, or by written consent in lieu of a meeting.

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